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PROXY                                                            EXHIBIT 99(A)



                                REVOCABLE PROXY
                              SBT BANCSHARES, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                              [DAY, MONTH & YEAR]


         The undersigned hereby appoints _________ _______ and ________ ________ with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Common Stock of SBT Bancshares, Inc. ("SBT") which the undersigned is entitled to vote at a Special Meeting of Shareholders ("Special Meeting"), to be held at the Selmer Civic Center, 230 North Fifth Street, Selmer, Tennessee 38375, at [time] p.m., local time, on [day, month & year], and at any and all adjournments thereof, as follows:

                                                                          FOR    AGAINST   ABSTAIN
                                                                          ---    -------   -------
1.            The approval of the Reorganization Agreement
              (the "Reorganization Agreement"), dated
              November 26, 1996, between Union Planters
              Corp. ("UPC"), Union Planters Community
              Bancorp, Inc. ("Community") and SBT
              Bancshares, Inc. ("SBT"), including the Plan
              of Merger attached thereto as Exhibit 1,
              pursuant to which SBT would be merged with
              and into Community (the "Merger"), with
              Community surviving the Merger as a wholly-                 ----      ----        ----
              owned subsidiary of UPC.                                    ----      ----        ----




THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED OR ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.




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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

              Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from SBT prior to the execution of this proxy, of a notice of the Special Meeting and a Prospectus/Proxy Statement dated July 17, 1997.


Dated:
      -------------

----------------------------------          ---------------------------------
PRINT NAME OF SHAREHOLDER                   PRINT NAME OF SHAREHOLDER


----------------------------------          ---------------------------------
SIGNATURE OF SHAREHOLDER                    SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.